Exhibit 10.66

AMENDMENT AND WAIVER NO. 6 TO

CREDIT AGREEMENT

This Amendment and Waiver No. 6 to Credit Agreement (this “Amendment”), is signed March 12, 2025 and dated effective as of March 1, 2025 (the “Effective Date”), by and among (i) GOODLAND ADVANCED FUELS, INC., a Delaware corporation and AEMETIS CARBON CAPTURE, INC. (each, a “Borrower”) and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation (the “Agent”), as agent for MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND II, L.P. (the “Lender”), and is acknowledged and agreed by the Guarantors listed on the signature page hereto (“Guarantors” and together with the Borrowers, the “Obligors”).

RECITALS

A.

The Borrowers, Guarantors, Agent and Lender entered into the Amended and Restated Credit Agreement dated March 2, 2022 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.

The Fuels Borrower has failed to abide by certain of the working capital financial covenants required pursuant to Section 5.2(n)(i)(A) of the Agreement, and the Borrowers have failed to make payments of interest due on the applicable Interest Payment Dates indicated below. The Borrowers have therefore requested, and the Agent, on behalf of the Lender, has agreed to a waiver on the terms and conditions contained herein.

AGREEMENT

SECTION 1.     Fuels Revolving Line.

Section 1.1 is amended by deleting the definitions of “Fuels Revolving Line Maturity Date” and “Interest Rate” and replacing each with the following:

“Fuels Revolving Line Maturity Date” means the date upon which the Agent makes DEMAND for the repayment of all Loan Indebtedness and other obligations owing under the Fuels Revolving Line, in its sole and absolute discretion.

“Interest Rate” means (a) with respect to the Revolving Advances made under the Fuels Revolving Line, a rate of interest per annum equal to the greater of (i) Prime Rate plus 11.00% and (ii) fifteen percent (15.00%), and (b) with respect to the Revolving Advances made under the Carbon Revolving Line, a rate of interest per annum equal to the greater of (i) Prime Rate plus 4.00% and (ii) eight percent (8.00%).

SECTION 2.     Market Value Waiver.

A.        The Fuels Borrower failed to comply with the financial covenants pursuant to Section 5.2(n)(i)(A) (Fuels Borrower Market Value) of the Agreement, with respect to the fiscal quarter ending December 31, 2024, which non-compliance would, but for this waiver, constitute an Event of Default (the "Market Value Violation").

B.        Subject to the terms of this Amendment, the Agent waives the Market Value Violation, provided that the Borrowers shall adhere to the strict terms of the Agreement (as amended pursuant to Paragraph C below).

C.         Section 5.2(n) of the Agreement is deleted in its entirety and replaced with the following:

“(n) Financial Covenants.

(i) Permit the ratio of: (a) the most recent fair market value of all assets owned by all Obligors (other than the Parent, AEFK and Aemetis Facility Keyes, Inc.) (appraised semi-annually by an independent third-party expert selected by Agent) including without limitation the sum of the most recent (x) Fuels Mortgaged Property Market Value, (y) APKI Mortgaged Property Market Value, and (z) Riverbank Project Value to (b) the Loan Indebtedness, to be less than 1.20:1.00, tested as of the last day of each fiscal quarter.

(ii) With respect to the Fuels Borrower, permit the amount of trade payables due (other than amounts due to management of an Obligor) to exceed the sum of the amount of the Fuels Borrower’s Cash Equivalents plus its Accounts plus the Revolving Advances available to be advanced under the Fuels Revolving Line, tested as of the last day of each fiscal quarter.

(iii) With respect to the Carbon Borrower, permit the ratio of: (a) Current Assets, to (b) Current Liabilities (excluding any Indebtedness outstanding under the Carbon Revolving Line), to be less than 1.20:1.00, tested as of the last day of each fiscal quarter.”

SECTION 3.     Interest Waiver.

A.        The Borrowers failed to pay interest under both Revolving Lines at the applicable Interest Rate as required by Section 2.4 of the Agreement, with respect to the Interest Payment Dates of May 1, 2024 to and including the date of execution hereof, which non-compliance would, but for this waiver, constitute an Event of Default (the "Interest Violation").

B.        Subject to the terms of this Amendment, the Agent waives the Interest Violation, provided that the Borrowers acknowledge that all such interest arrears shall accrue and be payable on the Fuels Revolving Line Maturity Date and that the Borrowers will otherwise adhere to the strict terms of the Agreement going forward.

SECTION 4.     Agent Advances Amendment.

A new Section 7.1.1 is hereby added to the Agreement, as follows:

“7.1.1 Agent Advances. The Agent, may, but shall be under no obligation to, make one or more protective advances or pay costs, expenses, liabilities or any other reasonable sums (each an “Agent Advance”) in order to preserve or protect any portion of the Collateral and/or to maximize the likelihood of repayment by the Borrowers as determined in the Agent’s sole discretion. Such Agent Advances shall form part of the Loan Indebtedness under this Agreement, and shall be subject to such fees and interest as the Agent shall determine in its sole discretion and may be repayable upon demand.  Notwithstanding any provision herein to the contrary, all proceeds and any other amounts collected or received in respect of any Loan Indebtedness, shall first be applied towards payment of any and all Agent Advances owing.  The Agent shall not be required to take any action which (i) would expose it to liability, (ii) is contrary to this Agreement or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation. The provisions of this Section are solely for the benefit of the Agent and the Lenders, and no Borrower nor any other Obligor shall have rights as a third-party beneficiary of these provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.”

SECTION 5.     Conditions to Effectiveness.  This Amendment shall be effective on the Effective Date subject to satisfaction of the following conditions:

(A)       Agent shall have received this Amendment duly executed by the parties hereto and Agent shall have been paid an amendment and waiver fee in the amount of $750,000 which may be capitalized to the principal balance of the Fuels Revolving Line on the Effective Date of this Amendment.

(B)       Each Obligor shall have performed and complied with all of the covenants and conditions required by this Amendment and the Credit Documents, to be performed and complied with by it.

(C)       The Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as the Agent may reasonably request.

Each Obligor acknowledges and agrees that the failure to perform, or to cause the performance of, the covenants and agreements in this Amendment will constitute an Event of Default under the Agreement and Agent and Lender shall have the right to demand the immediate repayment in full in cash of all outstanding Loan Indebtedness owing under the Agreement and the other Credit Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, the Obligors hereby: (i) ratify and confirm all of the obligations and liabilities of the Borrowers owing pursuant to the Agreement and the other Credit Documents, and (ii) agree to pay all costs, fees and expenses of Agent and the Lender in connection with this Amendment.

SECTION 6.     Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Credit Document or any right, power or remedy of Agent or Lender thereunder, nor constitute a waiver of any provision of the Agreement or any other Credit Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Lender whether under the Agreement, the other Credit Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Credit Documents, but rather shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Credit Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Credit Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 7.     Representations of Obligors.  Each Obligor hereby represents and warrants to Agent and Lender as of the execution date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Credit Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Credit Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Credit Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Credit Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) it is not in default under the Agreement or any other Credit Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Credit Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 8. Miscellaneous.

(A)       This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)       This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Obligors and Agent.  This Amendment shall be considered part of the Agreement and shall be a Credit Document for all purposes under the Agreement and other Credit Documents.

(C)       This Amendment, the Agreement and the Credit Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)       No Obligor may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Obligors.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Lender of the Obligors’ duty of performance, including any duties under any account or contract in which Agent or Lender have a security interest or lien.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(F)        All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lender shall affect such representations or warranties or the right of Agent or Lender to rely upon them.

(G)       THE OBLIGORS ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE LOAN INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY NOTEHOLDER.  THE OBLIGORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER CREDIT DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWERS:

GOODLAND ADVANCED FUELS, INC.

AEMETIS CARBON CAPTURE, INC.

By:     /s/
Name:  Eric A. McAfee
Title:    Chief Executive Officer

Acknowledged and agreed by the Guarantors:

AEMETIS, INC.

AEMETIS ADVANCED PRODUCTS KEYES, INC.

AEMETIS ADVANCED FUELS KEYES, INC.

AEMETIS PROPERTY KEYES, INC.

AEMETIS RIVERBANK, INC.

AEMETIS PROPERTIES RIVERBANK, INC.

AEMETIS ADVANCED PRODUCTS RIVERBANK, INC.

AEMETIS HEALTH PRODUCTS, INC.

AEMETIS INTERNATIONAL, INC.

AEMETIS TECHNOLOGIES, INC.

AE ADVANCED FUELS, INC.

AEMETIS BIOFUELS, INC.

AEMETIS AMERICAS, INC.

AEMETIS ADVANCED FUELS, INC.

AEMETIS FACILITY KEYES, INC.

ENERGY ENZYMES, INC.

AE BIOFUELS, INC.

AEMETIS ADVANCED BIOREFINERY KEYES, INC.

By:      /s/
Name:  Eric A. McAfee
Title:    Chief Executive Officer

AGENT:

THIRD EYE CAPITAL CORPORATION

By:      /s/
Name:  Arif N. Bhalwani
Title:   Managing Director